UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 22, 2009

BRAND NEUE CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53318	98-0560939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 S.E. Executive Drive, Suite 13 Bentonville, Arkansas	72712
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 845-0109

(Former name or Former Address, if Changed Since Last Report.)

QELE RESOURCES INC.
Lot 25, Mananikorovatu Road, 8 Miles Makoi
Nausori, Fiji

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   On July 20, 2009, Deborah Appana resigned as Chief Executive Officer and President of Brand Neue Corp. (the “Company”).  Ms. Appana will continue to serve as a member of the board of directors of the Company.

(c)  On July 20, 2009, the Company appointed Adi Muljo Chief Executive Officer.  From 1971 to 1998, Mr.  Muljo, has held various senior positions with the Astra Group, Indonesia's largest conglomerate.  These positions have included General Manager of its Xerox division and Managing Director of Inter Delta, Indonesia's sole distributor for Kodak products and Canon cameras. From 1981 to 1998, Mr. Muljo was responsible for the Vancouver and Baltimore offices of The Astra Group and was in charge of overseeing their North American expansion. Since 1998, after retiring from The Astra Group, Mr. Muljo founded a Maryland-based business consultancy promoting two-way trade between North America and several Asian and European countries. Over the past dozen years, Mr. Muljo has provided counsel to Fortune 500 and 1000 companies and has developed and launched several successful new private and public companies on five continents.

Mr. Muljo has not previously held any positions with the Company and there have been no related party transactions between Mr. Muljo and the Company.  Mr. Muljo has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

On July 20, 2009, the Company also appointed John J. Ryan III President of the Company and Advisor to the Company’s board of directors.  Mr. Ryan has over 30 years of retail experience and is a renowned global merchant. Prior to joining the Company, Mr. Ryan has served as a consultant for global sourcing of merchandise.  Until 2004, Mr. Ryan was Executive Vice President of Walmart Merchandising, Marketing & Global Sourcing.   Mr. Ryan and Mr. Bobby Martin, who was then President and CEO of Walmart International, conceived the concept of global sourcing which drastically shortened the company's supply chain and grew Walmart International retail sales from $1.2 billion in revenue to generating over $47 billion in sales. Prior to his time at Walmart, Mr. Ryan spent over twenty years at Mercantile Stores, ultimately ascending to the position of Executive Vice President responsible for merchandising and marketing. He is well known throughout Europe, Asia, South America, Russia and the Eastern Bloc countries through his experience in these retail environments.

Mr. Ryan has not previously held any positions with the Company and there have been no related party transactions between Mr. Ryan and the Company.  Mr. Ryan has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

(d) On July 20, 2009, the Board appointed Mr. Muljo as a new member and Chairman of the board of directors of the Company. Mr. Muljo is expected to be appointed to one or more committees of the board at future meetings, but currently serves on no committee.  For more information, please refer to (c) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND NEUE CORP.

Date: July 22, 2009	By:	/s/ Adi Muljo
Adi Muljo
Chief Executive Officer
(Duly Authorized Officer)